Exhibit 99.1

SAKS INCORPORATED ANNOUNCES MARCH COMPARABLE

STORE SALES

Contact: Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE	www.saksincorporated.com

New York, New York (April 9, 2009)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $209.4 million for the five weeks ended April 4, 2009 compared to $276.2 million for the five weeks ended April 5, 2008, a 24.2% decrease. Comparable store sales decreased 23.6% for the month.

On a year-to-date basis, for the two months ended April 4, 2009, owned sales totaled $376.4 million compared to $503.8 million for the two months ended April 5, 2008, a 25.3% decrease. Comparable store sales decreased 24.6% for the two month period.

The Saks Fifth Avenue stores experienced continued weakness across all merchandise categories. Saks Direct and OFF 5TH showed relative strength in March.

Saks Incorporated operates 53 Saks Fifth Avenue stores, 52 Saks OFF 5TH stores, and saks.com.

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